UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 First Avenue North, Birmingham, Alabama 35203

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.	Other Events.

Alabama National BanCorporation (“ANB”) is required to submit to the Board of Governors of the Federal Reserve System (the “Federal Reserve”) within 45 days of the end of each calendar year a report entitled “Consolidated Financial Statements for Bank Holding Companies – FR Y-9C” (the “Form FR Y-9C”). The Form FR Y-9C is prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council (“FFIEC”) and consists of consolidated financial statements of the bank holding company and other supporting schedules as of the end of the period to which such Form FR Y-9C relates.

ANB’s Form FR Y-9C, once posted by the Federal Reserve, is publicly available at the Federal Reserve Bank of Atlanta, Financial Statistics & Structure Analysis Department, 2301 Defoor Hills Road, Atlanta, GA 30318, and on the FFEIC’s website at http://www.ffiec.gov/nicpubweb/nicweb/SearchForm.aspx. On February 14, 2008, ANB filed a Form FR Y-9C for the period ended December 31, 2007 with the Federal Reserve. ANB anticipates that the Form FR Y-9C will be available on the FFEIC’s website on or after February 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National BanCorporation

By:	/s/ William E. Matthews, V
William E. Matthews, V
Executive Vice President and Chief Financial Officer

Dated: February 15, 2008